Exhibit 10.25

THIS AGREEMENT (the “Award Agreement”) is made effective as of [                          ] (the “Date of Grant”) between STR Holdings, Inc., a Delaware corporation (with any successor, the “Company”), and [                      ] (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the STR Holdings, Inc. 2009 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Award Agreement.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.             Grant of the Option.  The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of (i) [                ] Shares (the “Time Vesting Option Shares”) and (ii) [                ] Shares (the “Performance Vesting Option Shares”), subject to adjustment as set forth in the Plan.  The Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  If this Option does not qualify as such for any reason, then to the extent of such non-qualification, this option shall be regarded as a non-qualified stock option.

2.             Option Price.  The purchase price of the Shares subject to the Option shall be $[        ] per Share (the “Option Price”), subject to adjustment as set forth in the Plan; provided, that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant (or 110% of such Fair Market Value in the case of a grant to a Ten Percent Stockholder).

3.             Vesting.

(a)           Time Vesting Option Shares.  Subject to the Participant’s continued Service on each vesting date and Sections 4 and 5(a), [                ] Time Vesting Option Shares shall vest on [                  ] with the remaining Time Vesting Option Shares vesting in equal monthly installments as of the last day of each of the successive[   ] months thereafter.

(b)           Performance Vesting Option Shares.  Subject to the Participant’s continued Service on each vesting date and Section 4, [                ] Performance Vesting Option Shares shall vest on [                  ] with the remaining Performance Vesting Option Shares vesting on the terms set forth on Annex 1 hereto.

At any time, the portion of the Option which has become vested as described in this Section 3 is hereinafter referred to as the “Vested Portion.”  The Vested Portion of the Option shall remain exercisable for the period set forth in Section 6.

4.             Accelerated Vesting Upon a Change in Control. Upon the occurrence of a Change of Control, the unvested portion of the Option, to the extent not previously cancelled or forfeited, shall immediately vest in full, so long as the Participant’s Service has not been terminated before the date of the consummation of the Change of Control.

5.             Forfeiture.  If the Participant’s Service is terminated for any reason, the Option shall, to the extent not then vested, be cancelled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 6.

6.             Exercise of Option.

(a)           Period of Exercise.  Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i)            the tenth anniversary of the Date of Grant (fifth anniversary of the Date of Grant for a Ten Percent Stockholder);

(ii)           the date that is ninety (90) days following termination of the Participant’s Service for any reason other than death, Permanent Disability or Cause;

(iii)          the date that is one (1) year following termination of the Participant’s Service due to death or Permanent Disability;

(iv)          the date of termination of the Participant’s Service due to Cause.

(b)           Method of Exercise.

(i)            Subject to Section 4, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only.  Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price.  In the event the Option is being exercised by the Participant’s representative, the notice shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option.  The payment of the Option Price may be made at the election of the Participant (A) in cash or its equivalent (e.g., by cashier’s check), (B) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (C) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (D) by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, or (E) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.  The Committee may prescribe any other method of payment that it determines to be consistent with applicable law.  Neither the Participant nor the Participant’s representative shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii)           Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii)          Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares.  However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv)          In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable during the period set forth in Section 6 by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution as the case may be.  Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

7.             No Right to Continued Service.  The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

8.             Securities Laws/Legend on Certificates.  The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.             Transferability.  You may transfer the Option granted hereunder only in accordance with the terms of the Plan and since your Option is intended to qualify as an incentive stock option, its transferability is limited.

10.           Adjustment of Option.  Adjustments to the Option (or any of the Shares underlying the Option) shall be made in accordance with the terms of the Plan.

11.           Definitions.  For purposes of this Award Agreement:

“Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company or its Affiliates or if such Participant does not have an employment agreement, or if not so defined:  the Participant’s (i) commission of fraud, embezzlement, misappropriation of funds, material misrepresentation, breach of fiduciary duty or other act of dishonesty against the Company or any of its Subsidiaries; (ii) conviction of a felony or of a misdemeanor if such misdemeanor involves moral turpitude or misrepresentation, including a plea of guilty or nolo contendere; (iii) material breach of any employment agreement or non-competition agreement, which breach is not cured within 30 days following written notice; (iv) intentional wrongful act or gross negligence that has a material detrimental effect on the Company or its Subsidiaries; (v) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or any of its Subsidiaries’ premises; and (vi) the failure or refusal to follow the reasonable instructions of the board of directors of the Company or of any Subsidiary of the Company, which failure or refusal is not cured within 30 days following written notice.

“Permanent Disability” shall have the meaning set forth in the Participant’s employment agreement with the Company or its Affiliates, if any, or if the Participant is not a party to an employment agreement with a definition of “Permanent Disability,” then “Permanent Disability” means any physical or mental disability rendering the Participant unable to perform his or her duties for a period of at least one hundred twenty (120) days out of any twelve (12) month period, as determined by a doctor approved by the Company.

“Share” means a share of common stock of the Company or such other class or kind of shares or other securities resulting from the application of Section 12.1 of the Plan.

12.           Withholding.  The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

13.           Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention: Secretary, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

14.           Notification of Disqualifying Disposition.  Your Option is intended to qualify as an incentive stock option and by exercising this Option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the

Shares issued upon exercise of this Option that occurs within two (2) years after the Date of Grant of this Option or within one (1) year after such Shares are transferred upon exercise of this Option.  You also agree to provide the Company with any information concerning any such transfer required by the Company for tax purposes. The Company may require you to reimburse the Company in an amount necessary to satisfy the Company’s obligation to withhold taxes incurred by reason of the disposition of the Shares acquired by exercise of the Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code).

15.           Employment Requirement.  Your Option is an incentive stock option and, in order for you to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the Date of Grant of this Option and ending on the day three (3) months before the date you exercise this Option, you must be an employee of the Company or an “Affiliate” (as defined in the Code), except in the event of your termination due to death or Permanent Disability.

16.           Limitation.  Your Option is an incentive stock option and, therefore, as provided in the Plan, to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which this Option plus all other incentive stock options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its “Affiliates,” as defined in the Code) exceeds one hundred thousand dollars ($100,000), your Option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as non-qualified stock options.

17.           Entire Agreement.  This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

18.           Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

19.           Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

20.           Choice of Law; Jurisdiction; Waiver of Jury Trial.  THIS AWARD AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

SUBJECT TO THE TERMS OF THIS AWARD AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AWARD AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE.  BY EXECUTING AND DELIVERING THIS AWARD AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION.  EACH PARTY AGREES THAT VENUE WOULD BE

PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT.

21.           Option Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Option is subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference (subject to the limitation set forth in Section 19).  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.  The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and the Award Agreement.

22.           Amendment.  The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time; provided that, subject to Articles 11, 12 and 13 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Award Agreement or with respect to the Option.

23.           Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

24.           Signature in Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

STR HOLDINGS, INC.

By:
Name:
Title:

Agreed and acknowledged as
of the date first above written:

PARTICIPANT

Annex 1

Vesting shall be in two (2) equal installments following the two successive Fiscal Years, beginning with the Fiscal Year ending on December 31, 2010 (for the 2010 Fiscal Year) if the Equity Valuation, measured as of the end of such Fiscal Year, is no less than the Performance Target for such Fiscal Year.  If the Performance Target for the 2010 Fiscal Year referred to above is not attained, the Yearly Amount for the 2010 Fiscal Year which is not then vested shall become vested and exercisable at the end of the second Fiscal Year in which the Equity Valuation for such Fiscal Year is no less than the Performance Target for such Fiscal Year.  For purposes of illustration of the previous sentence, if the Performance Target is not achieved for the 2010 Fiscal Year but is achieved for the 2011 Fiscal Year, in 2011, the Yearly Amounts for both 2010 and 2011 would become vested.

“Consolidated EBITDA” means Consolidated EBITDA as defined pursuant to that certain Credit Agreement, dated as of June 15, 2007, by and between the Company, STR Acquisition, Inc. the Lenders (as defined therein) and Credit Suisse, Cayman Islands Branch, as it may be amended or restated from time to time.

“Consolidated Net Debt” means (i) any Indebtedness of the Company and its subsidiaries minus (ii) the Company’s and its subsidiaries’ cash on hand and in banks, and any liquid investments readily convertible to cash, excluding any cash held in escrow or otherwise restricted.

“Equity Valuation” means, with respect to a particular Fiscal Year, (i) the product of (A) ten (10) and (B) the Consolidated EBITDA for such Fiscal Year, less (ii) Consolidated Net Debt as of the end of such Fiscal Year.

“Fiscal Year” means the twelve month period ending on the last day of each calendar year.

“Indebtedness” means, without duplication, the sum of:  (i) all principal and accrued (but unpaid) interest owing by the Company and its subsidiaries for debt for borrowed money owed to any third party (specifically excluding intercompany debt between the Company and any of its subsidiaries and any subsidiary of the Company and another subsidiary of the Company); plus (ii) all obligations of the Company and its subsidiaries under leases that have been recorded as capital leases under GAAP; plus (iii) indebtedness of any person other than the Company or any of its subsidiaries that is guaranteed by the Company or any of its subsidiaries.

Restricted Stock Performance Target Calculation

	2010		2011

Adjusted EBITDA	$82.3		$103.5
EV / EBITDA Multiple	10.0	x	10.0	x
Enterprise Value	$823.1		$1,034.5

Less: Net Debt on Balance Sheet	(225.9)		(206.4)
Value of Common Equity	$597.3		$828.1

Performance Threshold	85.0%		85.0%

Performance Target	$507.7		$703.8